Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-12279, 333-37545, 333-61181, 333-30342, 333-74010, 333-106961, 333-140985, 333-169848, 333-207863) on Form S-8 and the Registration Statements (No. 333-61199, 333-75343, 333-136284) on Form S-3 of Tucows Inc. of our report dated March 17, 2017 relating to the consolidated financial statements of eNom, Incorporated which appears in this Current Report on Form 8-K/A of Tucows, Inc.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

April 3, 2017